Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K












               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" in Post-Effective Amendment Number 21 to the Registration Statement (Form N-1A No. 33-13388) and the related Prospectuses of Federated Utility Fund, Inc. dated April 30, 1998 and to the incorporation therein of our report dated April 15, 1998 on the financial statements and financial highlights of Federated Utility Fund, Inc. included in its Annual Report to Shareholders for the year ended February 28, 1998.



By: ERNST & YOUNG
    Ernst & Young
Pittsburgh, Pennsylvania
April 22, 1998